Exhibit 10.3

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Second Amendment”) is entered into as of this 12th day of May, 2016, by and among Superior Drilling Products, Inc., a Utah corporation (“Superior”), Superior Drilling Solutions, LLC, a Utah limited liability company (“Drilling”), Hard Rock Solutions, LLC, a Utah limited liability company (“Hard Rock”), Extreme Technologies, LLC, a Utah limited liability company (“Extreme”, and together with Superior, Drilling and Hard Rock, “Borrower” or “Borrowers”), and FEDERAL NATIONAL PAYABLES, INC., a Delaware corporation doing business as Federal National Commercial Credit (“Lender”).

BACKGROUND

On March 8, 2016, Borrower and Lender entered into a certain Loan and Security Agreement (the “Loan Agreement”) and other Credit Documents, as that term is defined in the Loan Agreement. On March 28, 2016, Borrower and Lender entered into a certain Amendment to Loan and Security Agreement (“Amendment”). Lender and Borrower have agreed to replace the Amendment with this Second Amendment and to modify and amend certain provisions of the Loan Agreement, as more fully provided herein.

NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

Section 1. AMENDMENTS.

1.1 Section 7.15 (a) of the Loan Agreement is hereby amended to read as follows:

(a)	Maintain a Fixed Charge Coverage Ratio of not less than:

1.	0.10x tested monthly from July 31, 2016 through August 31, 2016;

2.	0.35x tested on September 30, 2016 and October 31, 2016; then

3.	1.00x tested on November 30, 2016 and each month thereafter.

The ratio will be measured monthly on a rolling three month basis. The Fixed Charge Coverage Ratio is defined as the ratio of (i) Earnings Before Interest, Taxes, Depreciation, Amortization and Non-Cash Stock Compensation Expense (“EBITDA”) less (a) income taxes paid in cash for each period of measurement and less (b) the cash portion paid for any capital expenditures made for each period of measurement, all as determined in accordance with GAAP, to (ii) fixed charges.  For purposes of this calculation, fixed charges shall mean the sum of, interest expense actually paid, loan fees, fees with respect to Indebtedness, principal payments made with respect to Indebtedness, payments on capitalized leases, taxes, dividends or distributions, unfinanced capital expenditures, plus loans or advances to any officers, directors or shareholders of Borrower for each  period of measurement.

1.2 Section 7.15 (b) of the Loan Agreement is hereby amended to read as follows:

(b)	Maintain at all times a Debt-to-Tangible Net Worth Ratio of not greater than:

1.	4.35x tested monthly from June 30, 2016 through August 31, 2016; then

2.	4.25x tested monthly from September 30, 2016 and each month thereafter.

Debt-to-Tangible Net Worth Ratio is defined as Borrower’s total liabilities over Borrower’s Tangible Net Worth. Tangible Net Worth is defined as the value of Borrower’s total assets (including leaseholds and reserves against assets, but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expenses, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding any and all debt that is subordinated to Lender.

1.3 Section 7.15 (c) of the Loan Agreement is hereby amended to read as follows:

(c)	Maintain at all times a Liquid Ratio of at least:

(i)	0.325x tested monthly from June 30, 2016 through September 30, 2016; then

(ii)	0.40x tested monthly from October 30, 2016 and each month thereafter.

Liquid Ratio is defined as Borrower’s cash and account receivables over Borrower’s current liabilities less the current portion of any and all debt that is subordinated to Lender.

Section 2. MISCELLANEOUS

2.1 Counterparts. This Second Amendment may be executed in any number of counterparts, each of which will constitute an original and all of which together shall constitute one instrument. Signature by facsimile shall bind the parties hereto.

2.2 Third-Party Rights. No rights are intended to be created hereunder for the benefit of any third-party donee, creditor, or incidental beneficiary.

2.3 Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

2.5 Integrated Agreement. This Second Amendment shall be deemed incorporated into and made a part of the Credit Documents. Except as expressly set forth herein, all of the terms, conditions and agreements of the Credit Documents are ratified and confirmed. The Credit Documents and this Second Amendment shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Second Amendment shall control.

2.6 Survival. All warranties, representations and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by them or on their behalf under this Second Amendment, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder. All warranties, representations, indemnities and covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

2.7 Successors and Assigns. This Second Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No delegation by Borrower of any duty or obligation of performance may be made or is intended to be made to Lender. No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of Borrower.

2.8 Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Maryland. The provisions of this Second Amendment are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

2.9 Waiver of Jury Trial. Borrower and Lender each hereby waives any and all rights any of them may have to a jury trial in connection with any litigation commenced by or against any of the parties to this Second Amendment with respect to rights and obligations of the parties hereto under this Second Amendment or under the Credit Documents.

2.10 Exclusive Jurisdiction. Borrower and Lender each irrevocably consent to the non-exclusive jurisdiction of the State of Maryland and the United States District Court for the District of Maryland, in any and all actions and proceedings whether arising hereunder or under the Credit Documents. Borrower irrevocably agrees to service of process by certified mail return receipt requested to the address currently contained in Lender’s records.

2.11 Charges and Fees. Nothing contained in this Second Amendment shall be deemed to limit, affect or impair the imposition of or provision for late charges, default charges and default interest as provided in the Credit Documents. This Second Amendment is subject to the condition precedent of payment to Lender of a modification and extension fee in the amount of Fifteen Thousand Dollars ($15,000.00) which, at the option of Lender, may be taken out of one or more Advances.

2.12 Capitalized Terms. Any Capitalized terms not otherwise defined pursuant to this Second Amendment shall have their meaning pursuant to the Loan Agreement and/or the Credit Documents.

2.13 Severability. The provisions of the Loan Agreement, as amended by this Second Amendment, are to be deemed severable; the illegality, invalidity or unenforceability of any provision shall not affect or impair the remaining provisions, which shall continue in full force and effect, as if such illegal, invalid or unenforceable provision were not part of the Loan Agreement, as amended by this Second Amendment (but only to the extent of such illegality, invalidity or unenforceability).

[signatures continue on next page]

IN WITNESS WHEREOF, the undersigned parties have executed this Second Amendment to Loan and Security Agreement the day and year first above written.

BORROWERS:

SUPERIOR DRILLING PRODUCTS, INC.

By: /s/ Troy Meier_____________________

                                        , [Title]

Name: _Troy Meier____________________

Title: _Chief Executive Officer____________

Address: 1583 South 1700 East

                 Vernal, UT 84078

SUPERIOR DRILLING SOLUTIONS, LLC

By: /s/ Troy Meier_____________________

                                        , [Title]

Name: _Troy Meier____________________

Title: _Chief Executive Officer____________

Address: 1583 South 1700 East

Vernal, UT 84078

HARDROCK SOLUTIONS, LLC

By: /s/ Troy Meier_____________________

                                        , [Title]

Name: _Troy Meier____________________

Title: _Chief Executive Officer____________

Address: 1583 South 1700 East

                  Vernal, UT 84078

EXTREME TECHNOLOGIES, LLC

By: /s/ Troy Meier_____________________

                                        , [Title]

Name: _Troy Meier____________________

Title: _Chief Executive Officer____________

Address: 1583 South 1700 East

                  Vernal, UT 84078

LENDER:

FEDERAL NATIONAL PAYABLES, INC.

By: /s/ William Seibold__________________

Name: William Seibold

Title: Chief Credit Officer

Address:  7315 Wisconsin Avenue, Suite 600W

                   Bethesda, MD 20814

Acceptance Date: May 12, 2016

ACKNOWLEDGMENT AND CONSENT OF VALIDITY GUARANTOR

The undersigned guarantor hereby acknowledges and consents to the provisions of the foregoing Second Amendment and agrees that the each of the undersigned’s obligations under the Validity Guaranty executed in accordance with the Loan Agreement and the Credit Documents shall be unimpaired by the said Second Amendment and that the undersigned has no defenses or set offs against Lender, its officers, directors, employees, agents or attorneys, with respect to such Validity Guaranty, and that all of the terms, conditions and covenants in such Validity Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed. The undersigned hereby certifies that the representations and warranties made in the Validity Guaranty are true and correct as of the date hereof. The undersigned hereby ratifies and confirms the waiver of jury trial provision (if applicable) contained in the Validity Guaranty.

WITNESS the due execution hereof as a document under seal, as of May 12, 2016, intending to be legally bound hereby.

/s/ G. Troy Meier (SEAL)

G. Troy Meier

STATE OF UTAH	:
	:	ss
COUNTY OF UINTAH	:

On this, the 12th day of May, 2016, before me, the undersigned Notary Public, personally appeared G. Troy Meier , known to me (or satisfactorily proven) to be the individual described in and who executed the foregoing, instrument and he duly acknowledged to me that he executed the same for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

________________________________

Notary Public

My Commission Expires: